EXHIBIT 10.2

July 9, 2018
Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL 60179
Attn: Paul Paluch

Re: Letter Agreement Regarding Certain Charges Under the Retail Operations Agreement between Sears, Roebuck and Co. (“Sears”) and Lands’ End, Inc. (“Land’s End” and, together with Sears, the “Parties”) (the “Retail Ops Agreement”). Capitalized terms not otherwise defined herein shall have the definitions ascribed thereto in the Retail Ops Agreement.

Dear Mr. Paluch:

This Letter Agreement sets forth the Parties agreement as to how certain charges shall be modified under the Retail Ops Agreement.

1.    Assistant Store Manager - Apparel Charges. The Parties acknowledge that the Retail Ops Agreement provides certain charges to be imposed on Lands’ End for Assistant Store Manager - Apparel on page A-9 of Appendix #2 thereto which the parties desire to revise effective February 1, 2018. Accordingly, the Parties hereby agree that page A-9 is revised as set forth in the column entitled “Changes” on the attached Exhibit A.

If you agree to the terms of this Letter Agreement, please so acknowledge by signing below and returning an executed copy to me at your soonest convenience.

Sincerely,

LANDS’ END, INC.

/s/ Claudia Mazo
Claudia Mazo
SVP Retail

AGREED AND ACKNOWLEDGED

SEARS, ROEBUCK AND CO.

By:	/s/ Paul Paluch
Its:	PP
Date:	8-23-2018

EXHIBIT A
Changes to Retail Operations Agreement with Sears, Roebuck and Co.
Assistant Store Manager -Apparel (Page A-9)

Services	Fees/Methodology for Determining Fees	Changes
*Assistant Store Manager - Apparel Manage the LE Shop business in the store and lead/train associates in the department in stores with no dedicated LE salaried manager	Billed using the following formula:
The Assistant Store Manager - Apparel section of Appendix #2, Page A - 9 in the original Retail Operations Agreement shall be rendered null and void, effective February 1, 2018, SRC will not charge LE any amount of the Apparel Assistant Store Manager cost going forward

(Actual cost of Apparel Assistant Store Manager *(store level LE Sales/store level Apparel ASM Sales) = fee
Apparel ASM Sales are the sales of the divisions that the Apparel ASM manages